News Release

Amkor Technology Reports Financial Results for the Third Quarter 2017

Third Quarter Highlights

•	Net sales $1,135 million, up 15% sequentially

•	Gross margin 19.1%

•	Net income $54 million, earnings per diluted share $0.23

•	EBITDA $243 million

•	Redemption of $200 million of Senior Notes due 2021, with annualized interest savings of approximately $13 million

TEMPE, Ariz. - October 30, 2017 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2017.

"We achieved record sales in the third quarter, up 15% sequentially and 5% year-over-year," said Steve Kelley, Amkor's president and chief executive officer. "Demand was strong in nearly all end markets, and our factories executed well.”

Results	Q3 2017	Q2 2017	Q3 2016
	($ in millions, except per share data)
Net sales	$1,135	$989	$1,086
Gross margin	19.1%	17.4%	19.7%
Net income attributable to Amkor	$54	$116	$60
Earnings per diluted share	$0.23	$0.48	$0.25
EBITDA**	$243	$316	$249
Net cash provided by operating activities	$214	$97	$219
Free cash flow**	$74	$43	$106

**EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under "Selected Operating Data."

"As part of our 2017 Japan factory consolidation plan, we incurred approximately $10 million of one-time costs in the third quarter,” said Megan Faust, Amkor’s corporate vice president and chief financial officer. “After completion of the plan in the fourth quarter, we expect annualized savings from this initiative of around $30 million, including a $25 million reduction in manufacturing costs."

"Our focus on CapEx discipline has driven improved free cash flow," added Faust. "During the quarter we redeemed $200 million of the outstanding $400 million of our Senior Notes due 2021 using cash on hand. This will result in annualized pre-tax interest savings of approximately $13 million."

Cash and cash equivalents were $519 million and total debt was $1.4 billion, at September 30, 2017.

Business Outlook

"We expect solid fourth quarter demand in mobile communications and our other end markets, leading to another year of record sales for Amkor," said Kelley.

Fourth quarter and full year 2017 outlook:

Fourth quarter

•	Net sales of $1.05 billion to $1.13 billion

•	Gross margin of 17% to 18.5%

•	Net income of $34 million to $54 million, or $0.14 to $0.23 per share

Full year

•	Net sales of approximately $4.13 billion

•	Gross margin of approximately 17.5%

•	Net income of approximately $205 million, or around $0.85 per share (including an after tax gain of $0.34 per share from sale of K1 factory in Korea)

•	Full year capital expenditures of approximately $550 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 30, 2017, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 98894733). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operating base includes 10 million square feet of floor space, with production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the U.S. For more information, visit www.amkor.com.

Contacts:

Amkor Technology, Inc.
Megan Faust
Corporate Vice President & Chief Financial Officer
480-786-7707
megan.faust@amkor.com

Greg Johnson
Vice President, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2017	Q2 2017	Q3 2016
Net Sales Data:
Net sales (in millions):
Advanced products*	$554	$431	$480
Mainstream products**	581	558	606
Total net sales	$1,135	$989	$1,086

Packaging services	82%	81%	82%
Test services	18%	19%	18%

Net sales from top ten customers	67%	67%	68%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	46%	42%	47%
Automotive and industrial (infotainment, safety, performance, comfort)	24%	26%	24%
Consumer (televisions, set top boxes, gaming, portable media, digital cameras)	13%	14%	14%
Networking (servers, routers, switches)	10%	10%	9%
Computing (PCs, hard disk drives, printers, peripherals, servers)	7%	8%	6%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	37.1%	35.3%	37.2%
Labor	15.2%	16.4%	14.6%
Other manufacturing	28.6%	30.9%	28.5%
Gross margin	19.1%	17.4%	19.7%

* Advanced products include flip chip and wafer-level processing and related test services
** Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q3 2017	Q2 2017	Q3 2016
	(in millions)
EBITDA Data:
Net income	$56	$116	$61
Plus: Interest expense	20	22	23
Plus: Income tax expense	19	33	24
Plus: Depreciation & amortization	148	145	141
EBITDA	$243	$316	$249

In the press release above we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	Q3 2017	Q2 2017	Q3 2016
	(in millions)
Free Cash Flow Data:
Net cash provided by operating activities	$214	$97	$219
Less: Purchases of property, plant and equipment	(142)	(183)	(126)
Plus: Proceeds from sale of property, plant and equipment	2	129	13
Free cash flow	$74	$43	$106

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net sales	$1,135,027	$1,086,014	$3,038,074	$2,872,022
Cost of sales	918,389	872,214	2,506,295	2,403,732
Gross profit	216,638	213,800	531,779	468,290
Selling, general and administrative	75,567	72,363	220,045	216,894
Research and development	42,834	26,822	128,658	84,145
Gain on sale of real estate	—	—	(108,109)	—
Total operating expenses	118,401	99,185	240,594	301,039
Operating income	98,237	114,615	291,185	167,251
Interest expense	20,321	21,488	63,733	58,496
Interest expense, related party	180	1,243	1,715	3,727
Other (income) expense, net	3,354	6,657	11,028	9,607
Total other expense, net	23,855	29,388	76,476	71,830
Income before taxes	74,382	85,227	214,709	95,421
Income tax expense	18,752	24,086	51,764	29,319
Net income	55,630	61,141	162,945	66,102
Net income attributable to non-controlling interests	(1,195)	(1,052)	(3,009)	(2,175)
Net income attributable to Amkor	$54,435	$60,089	$159,936	$63,927

Net income attributable to Amkor per common share:
Basic	$0.23	$0.25	$0.67	$0.27
Diluted	$0.23	$0.25	$0.67	$0.27

Shares used in computing per common share amounts:
Basic	239,068	237,353	238,873	237,157
Diluted	239,640	238,192	239,610	237,586

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2017	December 31, 2016
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$519,449	$549,518
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	691,700	563,107
Inventories	314,207	267,990
Other current assets	39,116	27,081
Total current assets	1,566,472	1,409,696
Property, plant and equipment, net	2,706,715	2,564,648
Goodwill	25,076	24,122
Restricted cash	4,224	3,977
Other assets	109,782	89,643
Total assets	$4,412,269	$4,092,086
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$117,970	$35,192
Trade accounts payable	562,330	487,430
Capital expenditures payable	289,780	144,370
Accrued expenses	385,659	338,669
Total current liabilities	1,355,739	1,005,661
Long-term debt	1,243,697	1,364,638
Long-term debt, related party	—	75,000
Pension and severance obligations	179,112	166,701
Other non-current liabilities	50,871	76,682
Total liabilities	2,829,419	2,688,682

Stockholders’ equity:
Preferred stock	—	—
Common stock	285	284
Additional paid-in capital	1,901,381	1,895,089
Accumulated deficit	(143,621)	(303,557)
Accumulated other comprehensive income (loss)	18,309	6,262
Treasury stock	(215,917)	(214,490)
Total Amkor stockholders’ equity	1,560,437	1,383,588
Non-controlling interests in subsidiaries	22,413	19,816
Total equity	1,582,850	1,403,404
Total liabilities and equity	$4,412,269	$4,092,086

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income	$162,945	$66,102
Depreciation and amortization	435,667	416,517
Gain on sale of real estate	(108,109)	—
Other operating activities and non-cash items	(9,763)	(4,382)
Changes in assets and liabilities	(66,829)	13,379
Net cash provided by operating activities	413,911	491,616
Cash flows from investing activities:
Payments for property, plant and equipment	(413,974)	(481,670)
Proceeds from sale of property, plant and equipment	133,320	13,687
Acquisition of business, net of cash acquired	(43,771)	—
Other investing activities	(1,600)	(143)
Net cash used in investing activities	(326,025)	(468,126)
Cash flows from financing activities:
Proceeds from revolving credit facilities	75,000	115,000
Payments of revolving credit facilities	—	(155,000)
Proceeds from short-term debt	50,333	27,594
Payments of short-term debt	(52,068)	(36,211)
Proceeds from issuance of long-term debt	223,976	45,000
Payments of long-term debt	(398,755)	(12,955)
Payments of long-term debt, related party	(17,837)	—
Payment of deferred consideration for purchase of facility	(3,890)	—
Payments of capital lease obligations	(4,123)	(1,691)
Other financing activities	425	1,585
Net cash used in financing activities	(126,939)	(16,678)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	9,231	21,885
Net increase (decrease) in cash, cash equivalents and restricted cash	(29,822)	28,697
Cash, cash equivalents and restricted cash, beginning of period	555,495	527,348
Cash, cash equivalents and restricted cash, end of period	$525,673	$556,045

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the expected timing for completion of and annualized savings from our factory consolidation plan, the amount of interest savings generated by the redemption of $200 million of our 2021 Senior Notes, and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including possible tax reforms proposed by new administrations), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•
there can be no assurance regarding when our new K5 factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and fluctuations in foreign currency exchange rates, particularly in Japan;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations, including regulatory efforts by foreign governments to support local competitors; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2016 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.